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                                                                   EXHIBIT 10.36


May 4, 2001

Mr. Joe Bob Perkins
12214 Beauregard
Houston, TX  77019

         Re: Retention Agreement

Dear Mr. Perkins:

                  As it is our belief that your continued employment with Reliant Resources, Inc. (the Company) is important for the growth and development of the Company, the Company hereby agrees to provide Joe Bob Perkins (the Executive) with the following stock award pursuant to the Reliant Resources, Inc. Long-Term Incentive Plan, but only if the vesting requirements set forth in this agreement are satisfied.

                  1. DEFINITIONS: For purposes of this agreement, the following terms will have the meanings indicated below:

                  "AFFILIATE" shall mean any company controlled by, controlling or under common control with the Company within the meaning of Section 414 of the Internal Revenue Code of 1986.

                  "CAUSE" shall mean Executive's (a) gross negligence in the performance of Executive's duties, (b) intentional and continued failure to perform Executive's duties, (c) intentional engagement in conduct which is materially injurious to the Company or its Affiliates (monetarily or otherwise) or (d) conviction of a felony or a misdemeanor involving moral turpitude. For this purpose, an act or failure to act on the part of Executive will be deemed "intentional" only if done or omitted to be done by Executive not in good faith and without reasonable belief that his/her action or omission was in the best interest of the Company, and no act or failure to act on the part of Executive will be deemed "intentional" if it was due primarily to an error in judgment or negligence.

                  A "CHANGE IN CONTROL" shall be deemed to have occurred upon the occurrence of any of the following events:

                  (a) 30% OWNERSHIP CHANGE: Any Person makes an acquisition of Outstanding Voting Stock and is, immediately thereafter, the beneficial owner of 30% or more of the then Outstanding Voting Stock, unless such acquisition is made directly from the Company in a transaction approved by a majority of the Incumbent Directors; or any group is formed that is the beneficial owner of 30% or more of the Outstanding Voting Stock; or



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Mr. Joe Bob Perkins                    2                            May 4, 2001


                  (b) BOARD MAJORITY CHANGE: Individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the board of directors of the Company; or

                  (c) MAJOR MERGERS AND ACQUISITIONS: Consummation of a Business Combination unless, immediately following such Business Combination,
         (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination in substantially the same relative proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Voting Stock, (ii) if the Business Combination involves the issuance or payment by the Company of consideration to another entity or its shareholders, the total fair market value of such consideration plus the principal amount of the consolidated long-term debt of the entity or business being acquired (in each case, determined as of the date of consummation of such Business Combination by a majority of the Incumbent Directors) does not exceed 50% of the sum of the fair market value of the Outstanding Voting Stock plus the principal amount of the Company's consolidated long-term debt (in each case, determined immediately prior to such consummation by a majority of the Incumbent Directors), (iii) no Person (other than any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination and (iv) a majority of the members of the board of directors of the parent corporation resulting from such Business Combination were Incumbent Directors of the Company immediately prior to consummation of such Business Combination; or

                  (d) MAJOR ASSET DISPOSITIONS: Consummation of a Major Asset Disposition unless, immediately following such Major Asset Disposition,
         (i) individuals and entities that were beneficial owners of the Outstanding Voting Stock immediately prior to such Major Asset Disposition beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock of the Company (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) and (ii) a majority of the members of the board of directors of the Company (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) were Incumbent Directors of the Company immediately prior to consummation of such Major Asset Disposition.




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Mr. Joe Bob Perkins                    3                            May 4, 2001


For purposes of the foregoing,

                  (1) the term "Person" means an individual, entity or group;

                  (2) the term "group" is used as it is defined for purposes of
         Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act");

                  (3) the term "beneficial owner" is used as it is defined for purposes of Rule 13d-3 under the Exchange Act;

                  (4) the term "Outstanding Voting Stock" means outstanding voting securities of the Company entitled to vote generally in the election of directors; and any specified percentage or portion of the Outstanding Voting Stock (or of other voting stock) shall be determined based on the combined voting power of such securities;

                  (5) the term "Incumbent Director" means a director of the Company (x) who was a director of the Company on March 6, 2001 or (y) who becomes a director subsequent to such date and whose election, or nomination for election by the Company's shareholders, was approved by a vote of a majority of the Incumbent Directors at the time of such election or nomination, except that any such director shall not be deemed an Incumbent Director if his or her initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies by or on behalf of a Person other than the board of directors of the Company;

                  (6) the term "election contest" is used as it is defined for purposes of Rule 14a-11 under the Exchange Act;

                  (7) the term "Business Combination" means (x) a merger or consolidation involving the Company or its stock or (y) an acquisition by the Company, directly or through one or more subsidiaries, of another entity or its stock or assets;

                  (8) the term "parent corporation resulting from a Business Combination" means the Company if its stock is not acquired or converted in the Business Combination and otherwise means the entity which as a result of such Business Combination owns the Company or all or substantially all the Company's assets either directly or through one or more subsidiaries; and

                  (9) the term "Major Asset Disposition" means the sale or other disposition in one transaction or a series of related transactions of 70% or more of the assets of the Company and its subsidiaries on a consolidated basis; and any




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Mr. Joe Bob Perkins                    4                            May 4, 2001

         specified percentage or portion of the assets of the Company shall be based on fair market value, as determined by a majority of the Incumbent Directors.

                 Notwithstanding anything herein to the contrary, neither the IPO nor the proposed spin-off of the Company from Reliant Energy, Incorporated will constitute a Change in Control as contemplated herein.

                  "COMMON STOCK" shall mean the common stock, par value $0.001 per share, of the Company.

                  "COMPANY" shall mean Reliant Resources, Inc., a Delaware corporation, and any successor thereto.

                  "DISABILITY" shall mean a physical or mental impairment of sufficient severity such that the Executive is both eligible for and in receipt of benefits under the Long-Term Disability Plan of the Company.

                  "EFFECTIVE DATE" shall mean May 4, 2001.

                  "FAIR MARKET VALUE" shall mean the price per share of Common Stock as of a particular date, determined as follows:

                           (a) if shares of Common Stock are listed on a
                  national securities exchange, the average of the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the next preceding date on which such a sale was so reported;

                           (b) if shares of Common Stock are not so listed but
                  are quoted on the Nasdaq National Market, the average of the highest and lowest sales price per share of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the next preceding date on which such a sale was so reported;

                           (c) if the Common Stock is not so listed or quoted,
                  the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the next preceding date on which such quotations shall be available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated; or


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Mr. Joe Bob Perkins                    5                            May 4, 2001


                           (d) if shares of Common Stock are not publicly
                  traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose.

                  "GOOD REASON" shall mean any one or more of the following:

                           (a) a significant reduction in the duties or
                  responsibilities of Executive from those applicable to him on the Effective Date;

                           (b) a significant reduction in Executive's total
                  remuneration (including salary, bonus, qualified retirement benefits, nonqualified benefits, welfare benefits and any other employee benefits) from that provided to Executive on the Effective Date; provided, however, that (i) a reduction in the amount of incentive compensation paid (including, but not limited to, cash bonuses and restricted stock) that is based on the attainment of pre-determined performance goals meeting the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, shall be ignored and not be considered a reduction in total remuneration for purposes of this paragraph (b), and (ii) a contemporaneous diminution of or reduction in qualified retirement benefits and/or welfare benefits which is of general application and which uniformly and contemporaneously reduces or diminishes the benefits of all covered employees by the same percentage shall be ignored and not be considered a reduction in total remuneration for purposes of this paragraph (b);

                           (c) a change in the location of Executive's principal
                  place of employment with the Company or any of its Affiliates by more than 35 miles from the location where Executive was principally employed on the Effective Date; or

                           (d) a failure by the Company to provide directors and
                  officers liability insurance covering Executive comparable to that provided to Executive on the Effective Date.

                  "IPO" shall mean the initial public offering of shares of Common Stock completed on May 4, 2001.

                  "RETENTION PERIOD" shall mean the period commencing on the Effective Date and ending on March 6, 2006.

                  "RETIREMENT" shall mean termination of employment with the consent of the Company on or after the attainment of age 60.


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Mr. Joe Bob Perkins                    6                            May 4, 2001


                  "WITHOUT CAUSE" shall mean without Cause and for reasons other than death, Disability or Retirement.

                  "WITHOUT GOOD REASON" shall mean without Good Reason and for reasons other than death, Disability or Retirement.

                  2. STOCK AWARD. Effective upon the Effective Date, Executive has been granted, subject to the terms and conditions herein set forth, an award (the "Stock Award") of 50,000 restricted shares of Common Stock. The Stock Award shall be implemented by a credit to a bookkeeping account maintained by the Company evidencing the accrual in favor of the Executive of the unfunded right to receive shares of Common Stock of the Company, subject to the terms and conditions set forth in Section 3.

                  3. EXECUTIVE'S RIGHT TO THE STOCK AWARD: The Stock Award is subject to the following terms and conditions:

                           (a) Executive shall not have any rights as a
                  stockholder in respect of the Stock Award, and the rights of Executive in respect of the shares of Common Stock deliverable thereunder may not be sold, assigned, transferred, pledged or otherwise encumbered, from the Effective Date unless and until the Executive is registered as the holder of such Common Stock on the records of the Company as provided in paragraph (c), below, following the vesting of the Executive's rights with respect to such Stock Award as provided herein.

                           (b) The Executive's right to receive the shares of
                  Common Stock underlying the Stock Award shall vest on March 6, 2006, provided that the Executive has remained in the continuous employment of the Company or its Affiliates during the Retention Period. If, during the Retention Period, the Company or one of its Affiliates terminates the Executive's employment for Cause or the Executive terminates employment Without Good Reason, the Executive shall forfeit his right to receive the Stock Award as of such termination. If, during the Retention Period, the Company or one of its Affiliates terminates the Executive's employment Without Cause, the Executive terminates employment for Good Reason, or the Executive's employment terminates by reason of death, Disability, or Retirement, the Executive's right to receive the Stock Award shall vest as of such termination. Notwithstanding anything herein to the contrary, upon any Change in Control of the Company, the Executive's right to the Stock Award shall vest immediately upon such Change in Control; however, registration and delivery of the shares of Common Stock awarded pursuant to the Stock Award shall be postponed until the first month of the first calendar year following the calendar year in which Executive's employment with the Company and its Affiliates is




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Mr. Joe Bob Perkins                    7                            May 4, 2001


                  terminated, as provided in paragraph (c) below, unless otherwise provided in Section 6.

                           (c) If Executive's right to receive the shares of
                  Common Stock underlying the Stock Award has vested pursuant to paragraph (b), above, the shares of Common Stock granted under the Stock Award shall be registered in the name of the Executive and certificates representing such shares of Common Stock shall be delivered to the Executive during the first month of the first calendar year following the calendar year in which Executive's employment with the Company and its Affiliates is terminated, unless otherwise provided in Section
                  6. In addition, upon delivery of the certificates representing such shares of Common Stock, Executive shall also be entitled to receive a cash payment equal to the sum of all dividends, if any, announced or paid with respect to an equivalent number of shares of Common Stock underlying the Stock Award after the Effective Date but prior the date of such payment.

                  4. WITHHOLDING OF TAXES: The Company may withhold from any benefits payable under this agreement all federal, state, city or other taxes as may be required pursuant to any law or governmental regulation or ruling.

                  5. NO EMPLOYMENT AGREEMENT: Nothing in this agreement shall give the Executive any rights to (or impose any obligations for) continued employment by the Company or any Affiliate or subsidiary thereof or successor thereto, nor shall it give such entities any rights (or impose any obligations) with respect to continued performance of duties by the Executive.

                  6. NO ASSIGNMENT; SUCCESSORS: Executive's right to receive payments or benefits hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, whether voluntary, involuntary, by operation of law or otherwise, other than a transfer by will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this Section 6 the Company shall have no liability to pay any amount so attempted to be assigned or transferred. This agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                  This agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns (including, without limitation, any company into or with which the Company may merge or consolidate by operation of law or otherwise). The Company agrees that it will not effect a Major Asset Disposition (as defined in paragraph 9 of the definition of Change in Control in Section 1) unless either (a) the person or entity acquiring such assets or a substantial portion thereof shall expressly assume by an instrument in writing all duties and obligations of the Company hereunder or (b) prior to the consummation of such Major Asset




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Mr. Joe Bob Perkins                    8                            May 4, 2001


Disposition the Company has distributed to the Executive a lump sum cash payment equal to the Fair Market Value of the Stock Award immediately prior to such consummation.

                  7. ADJUSTMENTS:

                  (a) The existence of the Stock Award shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

                  (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then the number of shares of Common Stock covered by the Stock Award shall be proportionately adjusted by the Board as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to the number of shares of Common Stock covered by the Stock Award, to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holder of the Stock Award and preserve, without increasing, the value of such Stock Award.

                  8. RESTRICTIONS: No Common Stock or other form of payment shall be issued with respect to the Stock Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this agreement may be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Company may cause a legend or legends to be placed upon such certificates to make appropriate reference to such restrictions.

                  9. ENTIRE AGREEMENT: This agreement represents the entire agreement between the Company and Executive with respect to the subject matter hereof, and supersedes




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Mr. Joe Bob Perkins                    9                            May 4, 2001


and is in full substitution for any and all prior agreements or understandings, whether oral or written, relating to the subject matter hereof.

                  10. MODIFICATION OF AGREEMENT. Any modification of this agreement shall be binding only if evidenced in writing and signed by an authorized representative of the Company.

                  11. APPLICABLE LAW: This agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Texas.

                  12. SEVERABILITY: If a court of competent jurisdiction determines that any provision of this agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this agreement and all other provisions shall remain in full force and effect.

                  If you agree to the terms of this letter agreement, please sign and date below.

                                              Yours very truly,

                                              RELIANT RESOURCES, INC.



                                              By /s/ R. STEVE LETBETTER
                                                -------------------------------
                                                R. Steve Letbetter
                                                Chairman, President and
                                                Chief Executive Officer

/s/ JOE BOB PERKINS
-------------------------------
Joe Bob Perkins

August 16, 2001
-------------------------------
Execution Date